SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2016

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25435 Harvard Road, Beachwood, Ohio		44122-6201
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 682-7000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Mr. Kevin M. McMullen

On November 6, 2016, the Board of Directors (the “Board”) of OMNOVA Solutions Inc. (the “Company”) accepted the resignation of Mr. Kevin M. McMullen as Chairman, Chief Executive Officer and President of the Company, and from the Board, each to be effective December 1, 2016. The Board accepted Mr. McMullen’s resignation pursuant to an agreement between he and the Company.

Under the agreement, Mr. McMullen’s departure will generally be considered an involuntary separation consistent with the terms of his Amended and Restated Employment Agreement dated December 1, 2008 (the “Employment Agreement”), except for certain benefit plans where Mr. McMullen meets the qualifications for “retirement.” Mr. McMullen will receive a severance payment as specified in the Employment Agreement equal to two times the sum of (i) his annual base salary and (ii) his highest annual bonus in the last three fiscal years (but not less than 100% of his base salary). Mr. McMullen will also receive any accrued but unpaid vacation through his resignation date, his accrued annual bonus for fiscal year 2016, his earned and accrued performance shares for the 2015-2016 measurement period, and a prorated value for his performance shares for the 2016-2017 measurement period. The vesting of Mr. McMullen’s outstanding Company restricted shares will also be accelerated to December 1, 2016. Mr. McMullen will be entitled to executive level outplacement services (up to $25,000), continued health and life insurance benefits for up to 24 months, accrued vested benefits under the Company’s other benefit plans, programs, and arrangements, and a payment of $200,000 in respect of other foregone compensation and Mr. McMullen’s covenants under the agreement. In total, the Company anticipates Mr. McMullen will receive approximately $3.4 million in severance, and approximately $5-6 million in respect of accrued retirement benefits, accrued incentive payments, and other health and welfare benefits.

Promotion of Ms. Anne P. Noonan to President and Chief Executive Officer; Election to OMNOVA's Board of Directors

On November 7, 2016, the Board announced that Ms. Anne P. Noonan, 53, will become President and Chief Executive Officer of the Company, effective December 1, 2016. In this role, Ms. Noonan will be the Company’s principal executive officer. The Board has also announced that Ms. Noonan will be elected as a Class I member of the Board, effective December 1, 2016, to fill the vacancy created by Mr. McMullen’s resignation. Ms. Noonan’s term as a member of the Board will expire at the 2018 annual meeting of shareholders. Ms. Noonan will not be named to any standing committees of the Board, or receive any compensation for her service on the Board, due to her status as an executive officer of the Company.

Ms. Noonan, currently the president of OMNOVA’s Performance Chemicals business, brings nearly 30 years of experience in the chemicals industry. Prior to joining OMNOVA in 2014, Ms. Noonan served as Senior Vice President and President, Industrial Engineered Products for Chemtura Corporation, a global chemicals manufacturing company. During her 27 years with Chemtura and its predecessor, Great Lakes Chemical Corporation, Ms. Noonan held various roles in mergers & acquisitions, strategic business development, senior management, marketing, and sales. Ms. Noonan began her career as an Analytical Research Chemist with McNeil Specialty Chemicals Company and Squibb-Linson, Co. in 1985. She earned her M.S. in organometallic chemistry and her B.S. Honors degree in chemistry from University College Dublin, Ireland. Since 2015, Ms. Noonan has also served as a member of the Board of Directors of CF Industries Inc. (NYSE: CF), and a member of the Board of Directors for the American Chemistry Council.

Ms. Noonan has extensive knowledge and experience in operational and management issues relevant to the chemicals industry and has subject matter expertise in the areas of marketing, production, research & development, mergers & acquisitions, and strategic business development.

The election of Ms. Noonan as President and Chief Executive Officer is not being made pursuant to any arrangement or understanding between Ms. Noonan and any other person. There are no family relationships existing between Ms. Noonan and any executive officer or director of the Company. There are no transactions between the Company and Ms. Noonan that would be required to be reported pursuant to Item 404(a) of Regulations S-K, and no such transactions are currently contemplated.

Appointment of Mr. William R. Seelbach as Chairman of the Board; Resignation of Michael J. Merriman as Presiding Director of the Board

Also on November 7, 2016, the Board announced its intention to separate the roles of Chairman and Chief Executive Officer, and to appoint William R. Seelbach, 68, a non-executive member of the Board since 2002, as its independent, non-executive Chairman, all effective on December 1, 2016. Mr. Seelbach is a Senior Advisor with the Riverside Company, the world's largest private equity firm focused on investing in companies at the smaller end of the middle market, and a Senior Managing Director of Headwaters SC, a consulting firm for privately owned businesses. In consideration of the additional time and effort that Mr. Seelbach will be required to spend in the role of Chairman, the Board has determined that in addition to the standard compensation provided to all directors, Mr. Seelbach will receive an annual retainer of $70,000 for his service as Chairman.

As the role of Chairman will be held by a non-executive director, Michael J. Merriman will also resign as the Board’s independent Presiding Director effective December 1, 2016. Mr. Merriman will remain a member of the Board and Chair of the Board’s Compensation and Corporate Governance Committee.

Notice on Forward Looking Statements

Statements included in this Form 8-K that are not historical facts are forward looking statements. These statements involve risks and uncertainties including, but not limited to the operations of the Company and other related items that are detailed in risk factors and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2015, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events
On November 7, 2016, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ James C. LeMay
Name:	James C. LeMay
Title:	Senior Vice President, Corporate Development; General Counsel
Date:	November 7, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 7, 2016